Exhibit 99.1

Ivanhoe Energy announces termination of Specific Services Contract on Block 20 project in Ecuador

VANCOUVER, Feb. 4, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) today announced that Ivanhoe's Specific Services Contract on Block 20 in Ecuador is being terminated by mutual consent between Ivanhoe and Petroamazonas EP, Ecuador's state-run oil company.

As first announced in August 2014, Ivanhoe and Petroamazonas agreed to a process to mutually terminate the Specific Services Contract under which Ivanhoe has been operating since 2008 as a step towards entering into a new Service Contract with a consortium consisting of Ivanhoe and one of the world's largest national oil companies (NOC), which has experience working in Ecuador. Ivanhoe has worked closely with Petroamazonas and officials from the Ecuadorian government in terminating the contract according to Ecuadorian law, and the company has fulfilled all of its termination responsibilities.

On January 21, 2015, Ivanhoe Energy announced that it is scaling back its activities in Ecuador in response to significantly lower oil prices and a delay in discussions with Ivanhoe's partner on moving ahead with development plans for Ivanhoe's Block 20 heavy-oil project. While oil price volatility makes it challenging to move Block 20 forward in the short term, Ivanhoe remains willing to work with its partner and the Ecuadorian government to explore development alternatives for Block 20 over the medium and longer term.

Ivanhoe Energy is an independent international heavy-oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy-oil upgrading process (HTL®). Core operations are in Canada, the United States and Ecuador, with business development opportunities worldwide. For more information about Ivanhoe Energy Inc., please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures, statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 17:30e 04-FEB-15